Exhibit 10.21

         Note Purchase Agreement with Mark Maltzer dated June 10, 2003

                             NOTE PURCHASE AGREEMENT

     This Note Purchase Agreement (the "Agreement") is entered into as of June 10, 2003, by and between PetCARE Television Network, Inc., a Florida corporation (the "Company") and Mark Maltzer, an individual residing at 5881 Wedgewood Drive, Granite Bay, CA 95746 ("Maltzer").

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is issuing that certain Convertible Promissory Note (the "Note"), attached hereto as Exhibit A, to Maltzer in the principal amount of $50,000, payable to Maltzer in cash or convertible into equity of the Company in the manner and under the terms set forth therein; and

     WHEREAS, the Company and Maltzer wish to set forth the nature of the consideration Maltzer is providing to the Company in exchange for the Note and to acknowledge delivery and receipt thereof.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Maltzer hereby agree as follows:

     1. Purchase and Sale of Note. Subject to all of the terms and conditions of this Agreement and in reliance on the representations and warranties set forth herein, the Company proposes to sell to Maltzer the Note in exchange for the consideration described in Section 2 hereof.

     2. Consideration for Note. Upon and in exchange for the Company's issuance of the Note to Maltzer, Maltzer shall deliver to the Company, and by signing below, the Company hereby accepts and acknowledges receipt of, immediately available funds in the amount of $50,000.

     3.   Representations and Warranties.

          (a) Company. The Company represents and warrants to Maltzer as follows:

               (i) Organization. The Company and each of its Subsidiaries, if any, are duly organized and validly existing corporations in good standing under the laws of the jurisdiction of incorporation. The Company and each of its Subsidiaries, if any, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it does business, except where the failure to so qualify would not have a material adverse effect. For the purposes of this Agreement, the term "Subsidiary" shall mean with respect to any person, any corporation, limited liability company, partnership, joint venture, trust or estate of which, or in which, more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation, (ii) the interest in capital or profits of such limited liability company, partnership or joint venture, or
                    (iii) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such person, by such person and one or more of its subsidiaries, or by one or more of such person's other subsidiaries.

               (ii) Corporate Power, Authorization. The Company has all
                    necessary corporate power and authority to enter into and perform this Agreement and its obligations under the Note and to carry on the business now conducted or presently proposed to be conducted by it. All corporate actions on the

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                    part of the Company necessary for the due authorization,
                    execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and for the due authorization and issuance of the Note have been taken. This Agreement and the Note are legally binding on the Company, enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Note will not result in any violation of or be in conflict with, or result in a breach of or constitute a default under, any term or provision of the Company's certificate of incorporation, by-laws or any contract to which the Company is a party or by which it is bound, except where such violation, conflict, breach or default would not have a material adverse effect on the Company.

              (iii) No Insolvency. The Company is not insolvent. Insolvent means any of the following:

                    A. the Company shall have (a) applied for or consented to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (b) made a general assignment for the benefit of its creditors, (c) been dissolved or liquidated in full or in part, or (d) commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

                    B. proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall have been commenced and such proceeding shall not have been dismissed, discharged or stayed; or

                    C. the Company is unable to pay in full and in a timely manner of its debts due and payable in the ordinary course of business.

               (iv) Capitalization. The Company has delivered to Maltzer a schedule (the "Capitalization Schedule") detailing the capitalization of the Company as of the date hereof. On the date hereof, the Company has no outstanding capital stock except as listed on the Capitalization Schedule. All of the outstanding shares of capital stock have been offered and sold in compliance with applicable federal and state securities laws. No Subsidiary has any outstanding capital stock except for shares of capital stock owned beneficially and of record by the Company, all of which are duly authorized, validly issued, fully paid and non-assessable. Other than as set forth on the Capitalization Schedule, neither the Company nor any Subsidiary has outstanding (a) any rights (either preemptive or otherwise) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance of, any capital stock or any securities convertible into or exchangeable for its capital stock, (b) any obligation to repurchase or otherwise acquire or retire any of its capital

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                    stock, any securities convertible into or exchangeable for its capital stock or any rights, options or warrants with respect thereto, (c) any rights that require it to register the offering of any of its securities under the Securities Act of 1933, as amended or (d) any restrictions on voting any of its securities.

               (v) Financial Statements and projections. Maltzer has been furnished with complete and correct copies of (A) the most recent financial statements of the Company and its Subsidiaries, if any, and (B) a Business Plan for the Company dated March 2003 which includes a five year budget with supporting schedules, with actual expenditures for the first twelve months. Except where otherwise noted therein, the Phase 1 column of actual expenditures accurate report the expenditures of the Company during the applicable period and the budgeted projections and supporting schedules are based on and reflect reasonable assumptions made in good faith by management of the company.

               (vi) Disclosure. To the knowledge of the Company, neither this
                    Agreement, nor any other agreement, certificate, statement or document furnished in writing by or on behalf of the Company to Maltzer in connection herewith or therewith (including without limitation the Business Plan for the Company and projections referred to above), contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading in any material respect.

              (vii) Legal Proceedings. There is no action, suit or proceeding pending or to the Company's knowledge currently threatened against the Company or any of subsidiaries. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action suit or proceeding by the Company or any of its subsidiaries currently pending or which the Company or its subsidiaries intend to initiate.

             (viii) Proprietary Rights. To its knowledge, the Company owns all patents trademarks, service marks, trade names, copyrights trade secrets, licenses, information and proprietary rights and processes which it currently uses or is necessary for its business without any conflict with, or infringement of the rights of others. The Company has not received any communication alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.

               (ix) Compliance with Other Instruments. (a) To the actual
                    knowledge of the President of the Company, the Company is not in any material violation or default of any provisions of its Amended and Restated Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to the actual knowledge of the President of the Company, of any material provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such material violation or materially conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment,

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                    order, writ, decree or contract or an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company other than (i) carriers', warehousemen's, mechanics', materialmen's and repairmen's liens, and other like Encumbrances imposed by applicable law, arising in the ordinary course of business in connection with activities properly undertaken in the Company's business; (ii) easements, zoning restrictions, rights-of-way, reservations, restrictions and other similar encumbrances on real property imposed by law that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business, (iii) liens, charges or encumbrances for taxes, assessments or governmental charges not yet due and payable, (iv) inchoate statutory and common law liens, charges or encumbrances for which payment is not delinquent, and (v) minor defects, irregularities, liens, and clouds on title which do not materially impair or materially adversely affect the value of the assets, financial condition, operating results, or business of the Company (collectively, "Permitted Encumbrances").

                    (b) To the actual knowledge of the Company's President, the Company has not performed any act, the occurrence of which would result in the Company's loss of any material right granted under any license, distribution agreement or other agreement.

               (x) No Conflict of Interest. Except as set forth on Schedule 3(a)(x), the Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business of the Company or relocation expenses of employees. None of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's capital stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding five percent (5%) of the outstanding capital stock
                    of) any publicly traded companies that is affiliated with the Company, with which the Company has a business relationship, or which may compete with the Company. To the actual knowledge of the President of the Company none of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract or proposed contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

               (xi) Rights of Registration and Voting Rights. The Company has
                    not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity except set forth on Schedule 3(a)(xi). To the actual knowledge of the Company's President, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

              (xii) Title to Property and Assets. The Company owns its property and assets free and clear of all Encumbrances, except for
                    (1) Encumbrances that may appear in the Financial

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                    Statements, or (2) any Permitted Encumbrances. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to the actual knowledge of the Company's President, such leases are valid and effective in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws and judicial decisions of general application relating to or affecting enforcement of creditors' rights generally, by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and with respect to indemnification provisions contained therein, or principles of public policy.

             (xiii) Changes. Since December 31, 2002, there has not been:

                    (a) any material change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business, that have not been material and adverse;

                    (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

                    (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it that would have an adverse affect;

                    (d) any satisfaction or discharge of any liens, claim, or encumbrance of payment of any obligation by the Company, except in the ordinary course of business and that is not material and adverse to the business, properties, prospects or financial condition of the Company;

                    (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

                    (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                    (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets other than in the ordinary course of business;

                    (h) any resignation or termination of employment of any officer or key employee of the Company; and the President of the Company has no actual knowledge of any impending resignation or termination of employment of any such officer or key employee;

                    (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                    (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

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                    (k)  any declaration, setting aside or payment or other
                         distribution in respect to any of the Company's capital stock; or any direct or indirect redemption, purchase, or other acquisition of any such stock by the Company;

                    (l) to the actual knowledge of the officers and directors of the Company, any other event or condition of any character that might materially and adversely affect the business, properties or financial condition of the Company; or

                    (m) any arrangement or commitment by the Company to do any of the things described in this Section 3(a)(xiii).

              (xiv) Employee Benefit Plans. Except as set forth on Schedule
                    3(a)(xiv), the Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

               (xv) Tax Returns and Payments. The Company has filed all tax returns and reports as required by applicable law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due except those being contested in good faith.

              (xvi) Insurance. The Company has obtained fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties material to its business that might be damaged or destroyed.

             (xvii) Labor Agreements and Actions. Except for a contract with the screen actors guild/AFTRA, the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the actual knowledge of the President of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the actual knowledge of the Company's President threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor does the President of the Company have actual knowledge of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. To the actual knowledge of the President of the Company, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

            (xviii) Permits. The Company has all franchises, permits,
                    licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in

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                    default in any material respect under any of such
                    franchises, permits, licenses or other similar authority that would materially and adversely affect the Company's business.

          (b)  Maltzer.

               (i) Maltzer represents and warrants to the Company that he is acquiring this Note and the underlying securities for his own account for investment only and not with a view to distribution or resale of the Note or underlying securities. Maltzer represents that he is an "accredited investor" as such term is defined in Rule 501 under the Act. Maltzer understands that the Note and the underlying securities are being issued to him pursuant to an exemption from the registration requirements of the Act and, accordingly, must be held indefinitely by Maltzer unless later transferred in transactions that are either registered under the Act or exempt from registration.

               (ii) Maltzer represents and warrants to the Company that he has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Note and the underlying securities and that he is able to incur a complete loss of his investment and to bear the risk of such a loss for an indefinite period of time. Maltzer understands that the Note and any securities acquired upon conversion are a risky and speculative investment.

4. Financial Information. For so long as the obligations under the Note are outstanding and for so long as Maltzer holds an equity interest in the Company, the Company shall deliver to Maltzer within fifty (50) days of the end of each of the Company's fiscal quarters and one hundred and five (105) days from the end of the Company's fiscal year, the Company's balance sheet and income statement ("Financial Statements") for the most recent quarter or year as the case may be, together with the related statements of income and cash flow, and an updated Capitalization Schedule, which Financial Statements shall be prepared in accordance with United States Generally Accepted Accounting Principles consistently applied.

5. Covenants of the Company. The Company covenants that from and after the date hereof and for so long as the Note is outstanding:

     (a) Dividends and Distributions. The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, (i) declare or pay any dividend or make any distribution in cash or property to holders of Capital Stock of the Company or any Subsidiary of the Company or (ii) purchase, redeem or otherwise acquire or retire for value (other than through the issuance solely of Capital Stock of the Company) any Capital Stock or warrants, rights or options to acquire Capital Stock of the Company or any securities exchangeable for or convertible into any such shares or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary or any such warrant, rights or options on convertible securities.

     (b) Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all applicable Laws with respect to the conduct of its business and the ownership of its properties, including without limitation, compliance with the reporting requirements of all applicable securities Laws; provided that the Company shall not be deemed to be in violation of this Section 6(c) as a result of any failure to comply with any provisions of any such Laws, the noncompliance with which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect or have a materially adverse effect on the ability of the holder of any Securities to sell such Securities.

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     (c)  Limitation of Agreements. The Company will not, and will not permit any Subsidiary to, enter into any Contract, or any amendment, modification, extension or supplement to any existing Contract, which contractually prohibits the Company from paying interest on, or principal of, the Note or effecting the conversion of the Note.

     (d) Preservation of Franchises and Existence. The Company will maintain and cause each Subsidiary to maintain its corporate existence, rights and franchises in full force and effect, provided that nothing in this
          Section 6(e) shall prevent the Company or any Subsidiary from discontinuing its operations in any particular state or at any particular location or locations within the state, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if, in the opinion of the Board of Directors of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

     (e) Payment of Taxes and Other Charges. The Company will pay or discharge, and will cause each Subsidiary to pay or discharge, before the same shall become delinquent, (i) all Taxes imposed upon it or any of its properties or income, and (ii) all claims of material men, mechanics, landlords and other like Persons which, in the case of either clause
          (i) or clause (ii), if unpaid, might result in the creation of a material lien upon any of its properties, provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

     (f) Lost, Stolen, Damaged and Destroyed Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Common Stock or a Note and in the case of loss, theft or destruction, upon delivery of an indemnity satisfactory to the Company (which, in the case of Maltzer, may be an undertaking by Maltzer to so indemnify the Company and which, in the case of any Person other than Maltzer, shall be delivery of an indemnity bond), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new share certificate of like tenor for a number of shares of Common Stock equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated, or a new Note of like tenor in an amount equal to the amount of such Note lost, stolen, destroyed or mutilated.

     (g) Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, engage in any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any of its Affiliates (other than the Company) or Associates, except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a person not an Affiliate or Associate and except that the Company may issue stock options pursuant to its employee benefit plans, provided that award must be approved by a compensation committee made up of non-executive board members, and the exercise price on any option granted cannot be less than Maltzer's then effective conversion price as defined in the Note.

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     (h)  Notice of Breach. As promptly as practicable, and in any event not later than five Business Days after senior management of the Company becomes aware thereof, the Company shall provide Maltzer with written notice of any breach by the Company of any provision of this Agreement, including, without limitation, this Article 6, specifying the nature of such breach and any actions proposed to be taken by the Company to cure such breach.

     (i) Reporting Company. The Company shall immediately take all necessary steps, including but not limited to auditing the Company's financial records for the previous two fiscal years, to become a reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

     (j)  Directors' Indemnification; Insurance.

          (i) The Company does not have directors' and officers' liability insurance, however, the Company intends on obtaining and maintaining directors' and officers' liability insurance in the near future, and Maltzer shall be covered under such insurance.

          (ii) The Certificate of Incorporation, By-laws and other organizational documents of the Company shall at all times, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to, and limitation of the personal liability of, the members of the Board of Directors of the Company. Such provisions may not be amended, repealed or otherwise modified in any manner adverse to any member of the Board of Directors of the Company until at least six years following the date that Maltzer is no longer a member of the Board of Directors of the Company.

         (iii) Maltzer is intended to be a third-party beneficiary of the obligations of the Company pursuant to this Section 6(n), and the obligations of the Company pursuant to this Section 6(n) shall be enforceable by Maltzer.

     (k) Merger, Etc. The Company will not merge with or into or consolidate with, or sell all or substantially all of its assets to, any other Person unless (i) the surviving entity shall have assumed in writing all of the obligations of the Company under each of the documents that are part of this transaction, and (ii) immediately after the consummation of such merger or consolidation the surviving entity would not be in violation of any of the provisions applicable to the Company contained in any of the Transaction Documents.

6. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent via facsimile or overnight or second day delivery service, to the respective addresses and/or facsimile numbers of the parties as set forth below:

If to the Company:                  PetCARE Television Network, Inc.
                                    321 N. Kentucky Avenue, Suite 1
                                    Lakeland, Florida 33801
                                    Attn: Philip Cohen, President and CEO
                                    Facsimile No.: (863) 683-5651

With a copy to:                     Sommer & Schneider LLP
                                    595 Stewart Avenue, Suite 710
                                    Garden City, New York 11530
                                    Attn:  Joel C. Schneider
                                    Facsimile No.:  (516) 228-8211

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If to Maltzer:                      Dr. Mark Maltzer
                                    5881 Wedgewood Drive
                                    Granite Bay, CA  95746
                                    Facsimile No.: (916) 791-5881

Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given upon confirmed receipt of delivery.

7. Successors and Assigns; Assignment. The terms and conditions of the Note and this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party; provided, however, Maltzer may assign his rights and obligations hereunder to any Permitted Transferee (as defined in the Note).

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to conflict of laws principles.

9. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

10. Further Assurances. The Company will take such further action, and will execute and deliver to Maltzer all such further financing statements, certificates, and other documents as Maltzer may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of Maltzer hereunder.

11. Entire Agreement. This Agreement and the Note of even date herewith, are acknowledged by Maltzer and the Company to constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings, whether written or oral.

12. Media Releases. All media releases and public announcements or disclosures by either party relating to this Agreement and the Note or the business relationship between the parties contemplated by those documents shall be coordinated with and approved by the other party in writing prior to the release thereof.

13. Jurisdiction. The Company consents to and agrees that it is subject to the jurisdiction of the Courts in the California and Florida with respect to any litigation in connection with this Agreement. The Company will also reimburse Maltzer for any legal fees it incurred in enforcing his rights under this Agreement.

     IN WITNESS WHEREOF, the Company and Maltzer have caused this Agreement to be executed as of the date first set forth above.

                                            PETCARE TELEVISION NETWORK, INC.



                                            By: /s/ Philip Cohen
                                               --------------------------------
                                               Philip Cohen, President and CEO


                                            MARK MALTZER


                                            By: /s/ Mark Maltzer
                                               --------------------------------
                                               Mark Maltzer, an individual

                                SCHEDULE 3(a)(iv)
                            CAPITALIZATION SCHEDULE,
                     SECURITIES SUBJECT TO REGISTRATION, AND
                      RESTRICTIONS ON VOTING OF SECURITIES
                      ------------------------------------

Capital Stock Structure:
------------------------

Common Stock:              50,000,000 shares authorized
                           11,836,000 shares issued and outstanding

Preferred Stock:           10,000,000 shares authorized

   Series A:               1,500,000 shares authorized
   Series A:               101,250 shares issued and outstanding (1)(2)

     (1) These shares are automatically convertible into the Company's Common Stock ten (10) days after the Company's Common Stock begins to be quoted. To determine the number of shares of Common Stock which will be issued in exchanged for the Series A Preferred Stock upon conversion, take the price per share of the Series A Preferred ($2.00) and divide it by 50% of the average closing price as reported for the five trading days preceding the date of conversion, or $2.00, whichever is less. Prior to the Company's Common Stock being traded, the holders of the Series A Preferred Stock will not be able to convert into shares of Common Stock.

     (2) The Reserved Shares issuable upon conversion of the Series A Preferred Stock are covered under a Registration Rights Agreement.

Securities Subject to Registration Rights:
------------------------------------------

     a)   See (1) and (2) above.
     b) Promissory Note dated May 16, 2002 for $100,000 to James Calaway with accompanying Registration Rights Agreement for 2,355,158 shares. Of these shares, Mr. Calaway retains ownership of 2,300,000 as the others were gifted and transferred.
     c) Promissory Note dated June 5, 2002 for $5,000 to Robert and Jamie Turner with accompanying Registration Rights Agreement for 5,000 shares of Common Stock.
     d) Promissory Note dated June 7, 2002 for $25,000 to Daniel V. Hugo with accompanying Registration Rights Agreement for 573,395 shares of Common Stock.
     e) Senior Convertible Promissory Note dated March 10, 2003 for $1,000,000 to Edge Pet, LLC and Senior Convertible Promissory Note dated May 29, 2003 for $50,000 to Edge Pet, LLC with accompanying Registration Rights Agreements for 4,268,293 shares of Common Stock.

Restrictions on Voting of Securities:
-------------------------------------

Series A Preferred Shares: Until or unless the Series A Preferred Stock is converted into Common Stock as set forth above, no holder of the Series A Preferred Stock shall have any voting rights except as may be required under Florida law in certain instances or as set forth in the Certificate of Designation, Preferences, Rights and Limitations of Series A Convertible Preferred Stock No Par Value of PetCARE Television Network, Inc.

                                SCHEDULE 3(a)(x)
                              CONFLICTS OF INTEREST
                              ---------------------

Company's Indebtedness to Officers and Directors:
-------------------------------------------------

     1) James Calaway - $207,400 as of February 28, 2003, plus interest (under promissory notes)

     2) Daniel Hugo - $25,000 as of February 28, 2003, plus interest (under promissory note)

     3) See Edge Pet Note(s) referenced above. John Sfondrini is the managing partner of Edge Pet and also a director of the Company.


Indebtedness to the Company by Officers and Directors:
------------------------------------------------------

None.

                                SCHEDULE 3(a)(xi)
                    RIGHTS OF REGISTRATION AND VOTING RIGHTS
                    ----------------------------------------


See Capitalization Schedule for shares subject to Registration Rights.

                               SCHEDULE 3(a)(xiv)
                             EMPLOYEE BENEFITS PLAN



SAVAGE MOJO, INC. 2002 EQUITY INCENTIVE PLAN  -

         Stock option plan for key employees covering 2,000,000 shares.